                                                                  EXHIBIT 10.9


December 19, 1997


Neil S. Kobrin, Ph.D., President
California Graduate School of Psychology
50 El Camino Drive
Corte Madera, California 94925

Re: Annual CPI Adjustment - Granada School

Dear Dr. Kobrin:

February 1, 1998 marks the anniversary of your lease. Pursuant to Paragraph 2.1, the annual CPI adjustment is calculated as follows:

     Rent =  A x B/C

     Rent =  $3,202.00 x 162.5/156.9

     Rent =  $3,316.28 per month effective February 1, 1998
              --------                     ----------------

          A = Base Rent
          B = C.P.I. (4 months preceding)
          C = C.P.I. (same month as B, 1 year earlier).

A copy of the applicable Consumer Price Indexes is attached for your information. If you have any questions, please do not hesitate to call.

Sincerely,



Ralph N. Cole
Property Manager
(415) 924-3316

cc:  Mrs. Jeri Johnson

                           REED UNION SCHOOL DISTRICT
                         GRANADA SCHOOL LEASE AGREEMENT

     This Lease Agreement is entered into as of this 20th day of January, 1997
                                                     ----        -------    --
by and between the REED UNION SCHOOL DISTRICT, Lessor, hereinafter referred to as "District," and CALIFORNIA GRADUATE SCHOOL OF PSYCHOLOGY, a non-profit
                   ------------------------------------------------------
corporation registered and existing in the State of California hereinafter
--------------------------------------------------------------
referred to as "Lessee."

District hereby leases to Lessee those certain premises with the appurtenances, herein referred to as "Premises" described as Qmega #1 in Omega building, at
                                              --------    -----
Granada School, 50 El Camino Drive, Corte Madera, County of Marin, State of California, and more particularly depicted on Appendix A attached hereto and by this reference made a part hereof upon the following TERMS AND CONDITIONS:

1.   TERM
     ----
     1.1  The term hereof shall be two years commencing on February 1, 1997, and
                                   ---                     ----------------
          expiring on January 31, 1999.
                      ----------------

     1.2 Upon the mutual agreement of the parties, Lessee shall have the option to renew the Lease for an additional term of two twenty-four month
                                                       ---------------------
          periods commencing at the expiration of the initial Lease term at the same terms and conditions of this Lease except for rent which shall be mutually agreed upon by the parties. If Lessee wishes to renew, he shall give written notice to District on or before August 1, 1998.
                                                             --------------

     1.3 Whereas District's primary purpose is the provision of quality education to the youth residing in the district, and not the rental of real property, District reserves the right to terminate this Lease in the following circumstances: (1) District's currently usable facilities have become inadequate for its educational purposes, either because of a natural calamity or because of an increase in the number of eligible students who wish to attend District's schools and (a) District has announced, in the local newspaper or by other appropriate means at least two (2) weeks before the scheduled hearing date, its intention to hold a public hearing for the purpose of determining whether it must terminate this Lease, (b) District holds such hearing and thereat publicly considers the available alternatives (including but not limited to using temporary (portable) units on one of the sites where it presently operates a school, adopting a "split

                                       1                 January 20, 1997
          session" at one or more schools, and using available facilities at an adjacent district), (c) at such hearing District determines that it has no feasible alternative to using the real property on which the Premises are located to fulfill its educational purposes and (d) following such hearing District gives Lessee at least six (6) months written notice of its intent to terminate this Lease on the following June 30; or (2) District determines that in order for it to fulfill its primary educational purposes it is necessary for it to sell the real property on which the Premises are located to a third party and
          (a) District has announced, in the local newspaper or by other appropriate means at least two (2) weeks before the scheduled hearing date, its intention to hold a public hearing for the purpose of determining whether it must terminate this Lease, (b) District holds such hearing and thereat publicly considers its available alternatives, (c) at such hearing District determines that it has no reasonable alternative to selling the real property on which the Premises are located to fulfill its educational purposes, and (d) following such hearing District gives Lessee at least six (6) months written notice of its intent to terminate this Lease on the following June 30.

2.   RENT
     ----

     2.1  a. Monthly rent shall be $3,202.00 for the first twelve (12) months;
                                   ---------
          for a total of:

          $3,202.00 per month from 2/1/97 to 1/31/98 totaling $38,424.00.
          ---------                                           ----------

          For the succeeding one-year period, the monthly rent shall be adjusted to reflect increases in cost of living as defined in Paragraph 2.1
          (b).

          b. The rent provided for in Paragraph 2.1 (a) shall be adjusted effective February 1, 1998, in accordance with changes in the San
                    ----------------
          Francisco/Oakland/San Jose Consumer Price Index for All Urban Consumers (1982-1984 = 100) as published by the U.S. Government, Department of Labor, hereinafter called the "CPI " by the following formula:

             R = A x B/C

                                       2              January 20, 1997

          R = the adjusted monthly rent for each month of the particular one year period;
          A = the rent described in Paragraph 2.1 (a).
          B = the CPI for October immediately preceding the commencement of the one-year period for which the adjusted monthly rent is being computed; and
          C = the CPI for October 1996.
                          ------------

          In no event shall the monthly rent be less than the amount set forth in Paragraph 2.1 (a).

     2.2  For lease purposes square footage of the Premises is 4184 square feet.
                                                               ----

     2.3 Rent shall be due and payable on the first (1st) day of each and every month of the term of the Lease.

     2.4 All rents shall be paid to REED UNION SCHOOL DISTRICT or its authorized agent at Reed Union School District office, 105-A Avenida Miraflores, Tiburon, California, 94920, or at such other place as may be designated from time to time,

     2.5 The original lease deposit accompanying Lessee's offer to rent shall be applied towards the first month's rent. The second month's rent shall be prorated according to date of occupancy.

     2.6  The Lessee shall pay the first month's rent $3,202.00, and a security
                                                      ---------
          deposit equal to two month's rent $6,404.00 at the time of execution
                                             --------
          of the Lease. As $6,000.00 of this security deposit has already been paid, the Lessee shall pay only the additional amount of $404.00.
                                                                   -------
     2.7 If Lessee fails to pay rent on or before the sixth (6th) day of the month, such unpaid amounts will be subject to a late payment equal to five percent (5%) of such unpaid amounts. This late payment charge is intended to compensate District for District's additional administrative costs resulting from Lessee's failure, and has been agreed upon by District and Lessee as a reasonable estimate of the additional administrative costs which will be incurred by District as a result of Lessee's failure. The actual cost in each instance is extremely difficult, if not impossible, to determine. This late payment charge will constitute liquidated damages and will be paid to

                                       3                 January 20, 1997

          District together with such unpaid amounts. The receipt of payment of this late payment charge will not constitute a waiver by District of any default by Lessee under this Lease.

     2.8 Amounts payable by Lessee according to the Lease will be payable as rent without deduction or offset. If Lessee fails to pay any amounts due according to the Lease, District will have all the rights and remedies available to it on account of Lessee's failure to pay rent.

     2.9  n/a

     2.10 District has installed to be paid at Lessee's expense, carpeting in spaces known as 001, 002, 006, and 014 (See Appendix A). District has paid the initial costs of carpeting (labor and materials) and Lessee shall repay District over a period of 72 months, ending with payment due January 1, 2000. (Monthly installment payment = Total cost of carpeting divided by 72 months.) Payment to District shall be in addition to rent named in Paragraph 2.1. If lease is terminated prior to December 31, 1999, for any reason, District shall have the right to demand the unpaid balance from the security deposit. The improvements shall be the property of the District.

3.   EARLY ACCESS
     ------------

          n/a

                                       4                  January 20, 1997

4.   USE AND USES PROHIBITED
     -----------------------

     4.1  The Premises are to be used for the operation of classrooms and
                                                           --------------
          administrative offices of a graduate school and for no other purpose,
          -------------------------------------------
          without prior written consent of District.

     4.2 Lessee shall not use any portion of the Premises for purposes other than those specified hereinabove, and no use shall be made or permitted to be made upon the Premises, nor acts done, which will increase the existing rate of insurance upon the property, or cause cancellation of insurance policies covering said property. Lessee shall not conduct or permit any sale by auction on the Premises.

     4.3 Lessee shall not use, generate, handle, possess or store, or permit or suffer others to use, generate, handle, possess or store, Hazardous Substances (as defined below) on the Premises or within the common area, except for commonly available dispersants intended for use in photocopy machines. In the storage and use of copier dispersants, Lessee shall comply in every respect with all applicable laws, statutes, ordinances, rules, regulations, requirements or orders and Lessee shall use all due care in such activities. Lessee shall not, under any circumstances, cause or permit any Hazardous Substance to come into contact with, in a manner which permits such substance to adhere to or penetrate, the Premises, the building in which the Premises are located, or the real property on which the Premises are situated, nor shall Lessee permit any Hazardous Substance to be placed in the drains or sewer system. Lessee shall indemnify, defend and hold District and District's board members, agents, employees, successors and assigns free and harmless from any claims, damages, losses, liabilities, or injuries arising from or in connection with any breach of the covenants set forth in this Paragraph 4.3, whether such claims, damages, losses, liabilities, or injuries arise during or after the term of this Lease. The foregoing provisions of this Paragraph are intended to constitute an indemnity agreement with the meaning of section 9607(e) (1) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 USC 9607(e) (1)), but nothing in such Section or Act shall be deemed to invalidate or limit, either directly or indirectly, the obligations of

                                       5                  January 20, 1997

          Lessee hereunder. As used herein, the term "Hazardous Substances" shall mean and refer to flammable or explosive materials, asbestos, polychlorinated biphenyls, petroleum, radioactive materials, hazardous wastes, toxic substances or related injurious materials, whether injurious by themselves or in combination with other materials, which are now or hereafter defined or referred to as (i) a "hazardous substance", "hazardous material", or "toxic substance", (ii) a substance causing "pollution" or "contamination", or a "chemical known to the State of California to cause cancer or reproductive toxicity" in or pursuant to any federal, state or local statute, law, ordinance, regulation or judicial or administrative order, decision or decree.

5.   USE OF COMMON AREAS
     -------------------

     5.1 The term "common areas" means all areas and facilities on the Granada School (See Appendix A) site which are provided and designated from time to time by District for the general nonexclusive use and convenience of Lessee with other lessees on the site and their respective employees, students, invitees, licensees, or other visitors. Common areas include, but are not limited to, the turfed playing field, play areas, and parking lot. District grants Lessee a nonexclusi ve license for the term of the Lease from week-days, Monday
                                                               -----------------
          through Friday, 8:00 a.m. to 7:00 p.m.; two week-day evenings 7:00
          ------------------------------------------------------------------
          p.m.- to 8:00 p.m.: and for occasional week-end and evening use
          ---------------------------------------------------------------
          Lessee's operation is in session, for use of the common areas in common with others entitled to use the common areas including without limitation, District, and other lessees on the site, and their respective employees, students, and invitees and other persons authorized by District, subject to the terms and conditions of this Lease, Without advance notice to Lessee (except with respect to matters covered by subsection (a) of this paragraph) and without any liability to Lessee in any respect, District may:

          a. Establish and enforce reasonable rules and regulations concerning the maintenance, management, use, and operation of the common areas;

          b. Temporarily close any of the common areas for maintenance, alteration, or improvement purposes;

          c. Change the size, use, shape, nature, arrangement, and/or location of any such common areas, so long as


                                       6               January 20, 1997
          such change does not deprive Lessee of the substantial benefit and enjoyment of the Premises;
          d. Convert common areas to exclusive use areas, or convert exclusive use areas to common areas, so long as such change does not deprive Lessee of the substantial benefit and enjoyment of the Promises, if any such conversions are made, District may at its discretion make an appropriate adjustment in rentable area and in Lessee's pro@rata share of rent,

     5.2 Lessee shall, with thirty (30) days advance written permission from District, be entitled to use of common areas on weekends and evenings for functions consistent with use by other District lessees or permittees, subject to approval by the Town of Corte Madera,

     5.3 Existing playground equipment is the property of the District and may be removed from the common area by District. Lessee may add new playground equipment or modify existing playground equipment subject to written approval by District.

     5.4  n/a

     5.5 The Lessee shares the use of existing parking facilities with other District Lessees or Permittees. All parking shall be held in common and no spaces shall be assigned for the exclusive use of any one tenant.

     5.6 Whenever special activities are held in the evenings or on weekends, the lower parking lot shall be completely filled before the upper parking lots behind the school are utilized. Lessee is obligated to take such action to ensure compliance by Lessee's agents, employees, students, or others participating in Lessee's operation.

     5.7 No cars may park outside the designated parking areas, and all employees, visitors, and other users of the site shall park in the parking lots,

     5.8 It is understood by all parties to this Lease that the Lessee has been allocated up to thirteen (13) non-specified spaces for Lessee's use by the Town of Corte Madera Planning Commission,

     5.9 It is the sole responsibility of the Lessee to limit Lessee's parking use to those allocated number of

                                       9               January 20, 1997
          spaces and to comply with the traffic and safety requirements outlined in the Town of Corte Madera Use Permit.

     5.10 District shall maintain the parking areas, playing field, landscaping, asphalt, irrigation system, and other school grounds in at least as good condition, subject to change in seasonal condition, as at the beginning of the term of the Lease.

     5.11 Carpooling shall be encouraged whenever possible.

6.   BATHROOMS
     ---------

     6.1  Lessee shall have the use of bathrooms in Omega #1 Of Omega building,
                                                    -----------------

7.   PERMITS AND APPROVALS
     ---------------------

     7.1 Lessee shall obtain all necessary permits and approvals from appropriate governmental agencies prior to occupancy. Lessee is solely responsible for complying with and maintaining all permits and approvals such as the conditional use permit from the Town of Corte Madera. Failure to maintain such permits and approvals is not grounds for termination of the Lease by Lessee and shall constitute a material default by Lessee of Lessee's obligations hereunder.

     7.2 The conditional use permit from the Town of Corte Madera is attached hereto as Appendix B and by this reference made a part hereof.

8.   ORDINANCES AND STATUTES
     -----------------------

     Lessee, at Lessee's expense, shall comply with all statutes, ordinances and requirements of all Local, State and Federal authorities now in force, or which may hereafter be in force, pertaining to the Premises or the common area, whether necessitated or occasioned by compliance or results, of Lessee's use. The commencement or pendency of any Local, State or Federal court abatement proceeding affecting the use of the Premises shall, at the option of District, be deemed a breach hereof. Should any such event occur, District at its sole discretion may terminate this Lease.

                                       8              January 20, 1997

9.   ASSIGNMENT AND SUBLETTING
     -------------------------

     Lessee will neither assign this Lease in whole or in part nor sublease all or part of the Premises. to any party without first having obtained the written consent of District, which shall not be unreasonably denied. Any such assignment or sublet without consent shall be void and may, at the option of District, terminate this Lease.

10.  UTILITIES
     ---------

     10.1  Lessee shall pay for all utilities served to the leased Premises.

     10.2 The electric utility cost shall be pro-rated among the users of the buildings known as omega based on the percentage of square footage of building space in use by Lessee, from time to time, regardless of other factors which might otherwise alter the amount of utility charge.

     10.3 The water cost shall be pro-rated among all the users at Granada School based on the percentage of square footage of the building space in use by Lessee, from time to time, regardless of other factors which might otherwise alter the amount of utility charge.

     10.4 The gas utility cost shall be pro-rated among the users of the buildings known as Omega based on the percentage of square footage of
                              -----
           the building space in use by Lessee, from time to time, regardless of other factors which might otherwise alter the amount of utility charge.

     10.5 District shall make appropriate arrangements for the continuation of the security alarm system for the Premises and shall bill the lessee for the cost thereof, from time to time, including any additional charges for false security alarm calls and Lessee alarm permit. Lessee shall be responsible for the cost of any District approved structural changes to the security alarm system required by the Lessee.

     10.6 Lessee shall arrange and be responsible for Lessee's own refuse service.

                                       9           January 20, 1997

     10.7 District shall bill Lessee monthly for utility and security alarm system costs. Payment is due upon receipt of the invoice.

     10.8 A late charge of five percent (5%) of any delinquent payment shall be charged for any utility, security alarm, or other charges not received by the District within twenty-five (25) days after Lessee's receipt of the invoice. The late charge shall be payable with the following month's rent.

     10.9 Dist rict reserves the right to convert utility billing to a direct Lessee billing with thirty (30) days written notice.

     10.10 District reserves the right to transfer responsibility for the security alarm system from the District to the Lessee with thirty
           (30) days written notice.

     10.11 District is not responsible for the loss of security services if coverage of the Premises is rescinded due to Lessee abuse of the system.

11.  MAINTENANCE AND REPAIRS OF THE PREMISES
     ---------------------------------------

     11.1 At the commencement of the term, Lessee shall accept the building, Premises, improvements, and any equipment in their existing condition and state of repair. Lessee agrees that no statements, representations, or warranties, express or implied, have been made by or on behalf of District in respect thereto except as contained in the provisions of this Lease, District shall in no event be liable for any latent defects.

     11.2 Lessee, or Lessee's designated representative, shall at Lessee's own expense and at all times, preserve and keep the Premises in good working order and in clean and safe condition, including but not limited to, custodial services, exterior window glass, bathrooms, electrical wirings plumbing, sewer lines, carpets, walls, woodwork, replacement of light bulbs and any other system or equipment upon the Premises and shall surrender the same, at termination hereof, in as good condition as received, normal wear and tear excepted, Lessee shall preserve and keep in good condition such portions adjacent to the Premises such as sidewalks, shrubbery, and planter boxes. Neither Lessee, nor Lessee's agents, employees, students or invitees shall

                                      10               January 20, 1997
           misuse the common areas or cause any damage to or destruction of the common areas,

     11.3 District shall be responsible for maintenance of and repairs to the following structural elements of and systems serving the leased
           Premises: roof, walls, foundation, doors, skylights, currently installed plumbing system, currently installed sewer system, currently installed electrical system, boiler rooms, currently installed hot water heaters, currently installed sprinkler systems, heating and ventilating system, and exterior of the Premises; provided, however, Lessee shall be responsible for maintenance and repairs necessitated by damage caused by agents, employees, students, or others participating in the Lessee's operation, or by the failure of Lessee to perform or comply with any terms or conditions in this Lease, which damage will be repaired by District at Lessee's expense.

     11.4 Lessee shall report actual and potential maintenance problems to District.

     11.5 Lessee shall provide 2A10BC fire extinguishers for the promises in a number equal to or greater than the number recommended by the Town of Corte Madera fire marshal. Lessee shall repair, service and maintain these fire extinguishers at Lessee's expense.

12.  ALTERATIONS AND IMPROVEMENTS
     ----------------------------

     12.1 Lessee shall not make, or cause to be made, any improvement, alteration, addition or physical change of whatever nature, to the leased Premises, the building or the grounds without first submitting a written request to so act, and receiving written approval thereof from District. District will not unreasonably deny permission for these improvements, alterations, additions, or physical changes. The cost of any such improvements, alterations, additions, or physical changes shall be borne by Lessee, and except as otherwise agreed by District, the same will become the property of District. Such plans shall be subject to review by District's consulting architect at Lessee's expense. Requests for minor changes such as installing picture hangers need not be submitted for approval. Requests for interior or exterior painting, including

                                      11               January 20, 1997
           color schemes must be submitted for District review and approval.

     12.2 If Town, County, State or Federal requirements necessitate Lessee's improvements or alterations as a result of Lessee's use, the cost thereof shall be paid by Lessee.

     12.3 Prior to the commencement of any substantial repair, improvement, alteration, addition, or physical change by Lessee, District may post appropriate notices to avid any liability for liens.

     12.4 Subject to Lessee's rights in paragraph 22, all improvements, alterations, additions, and physical changes, whether temporary or permanent in character, made in or upon the Promises by Lessee, except as otherwise agreed by District, will immediately become District's property and at the end of the Lease will remain on the Promises without compensation to Lessee. By notice given to Lessee no less than sixty (60) days prior to the end of this Lease, District may require that any improvements, alterations, additions or physical changes made in or upon the Premises be removed by Lessee. In that event Lessee will remove such improvements, alterations, additions, or physical changes at Lessee's sole expense and will restore the Premises to the condition in which they were before such improvements, alterations, additions and physical changes were made, reasonable wear and tear excepted.

13.  ENTRY AND INSPECTION
     --------------------

     13.1 District, or District's duly authorized representative or agents, may enter upon said Premises at any and all reasonable times during the term of this Lease for the purpose of determining whether Lessee is complying with the terms and conditions hereof, or for any other purpose incidental to the rights of District. Lessee shall cooperate with District and shall permit reasonable entry on the Premises for showing the property to prospective purchasers or lessees.

     13.2 Lessee agrees that at any time after ninety (90) days prior to the expiration of the term of this Lease, District may place on Premises any usual or ordinary "To Let" or "To Lease" or "For Sale" sign.

                                      12                  January 20, 1997

14.  INSURANCE
     ---------

     14.1 a. Lessee agrees to maintain during the period of this Lessee's at Lessees sole cost and expense, a public liability and property damage insurance policy on Lessee's operations in a sun of not less than one million dollars ($1,000,000.00) per occurrence or any aggregate; and to maintain fire legal liability insurance in the amount of full replacement cost of the leased Promises. Fire legal liability shall be not less than two hundred nine-three, thousand dollars
                            ----------------------------------------
           ($293,000,000). Lessee's policy shall name "Reed Union School
           --------------
           District of Marin County, State of California", as "Additional Insured", it is further agreed that Lessee's liability policy shall be endorsed to be primary insurance as respects to Lessee's operation and any coverage maintained by District shall be excess to the coverage required to be provided by the Lessee and not contributive to Lessee's insurance.
           b. Prior to occupancy Lessee shall provide District with a Certificate of Insurance or copies of insurance showing compliance with the above terms. Lessee may satisfy such insurance requirements by endorsement to existing policies.
           c. Lessee shall obtain the written agreement of the insurers to notify the District in writing thirty (30) days prior to any cancellations or termination of insurance or material change of coverage.
           d. The failure of Lessee to maintain insurance coverage in the amount specified and/or cancellation or termination of the Lessee's insurance shall constitute breach of this Lease by Lessee.

     14.2 Lessee shall not sell, or permit to be kept, used or sold, in or about the leased Premises, any article which may be prohibited by the standard form of fire insurance policies. In the event that Lessee's operations cause an increase in District*s fire insurance, Lessee shall pay the increased cost thereof or remove the prohibited article(s).

     14.3 To the maximum extent permitted by insurance policies which may be owned by District or Lessee, Lessee and District, may, for the benefit of each other, waive any and all rights of subrogation which might otherwise exist.

                                  13                            January 20, 1997

     14.4 Lessee shall be responsible for insuring Lessees personal belongings, inventory, leasehold improvements and trade fixtures. District shall not be responsible for damage to or loss of Lessee's personal property, inventory, leasehold improvements or trade fixtures stored or used on the Premises.

     14.5 Lessee, in compliance with the workers' compensation law of the state of California, shall carry a policy of workers, compensation insurance. Such insurance shall be maintained in full force at all times during the Lease term and proof of said insurance shall be available to District upon request.

15.  HOLD HARMLESS
     -------------

     Lessee agrees to indemnify, defend, and hold harmless District, District's board members, officers, agents, directors, and employees from any loss, damage, liability, injury, cause of action, claims, or suits for damages caused by, arising out of, or in any way connected with Lessee's operations on the leased Premises.

16.  COOPERATION
     -----------

     16.1 It is understood and recognized by Lessee that the property is being used by District and another lessee(s) and that it will be necessary to cooperate with said users on such matters as use of the parking areas, play areas, policing of common areas, custodial services, security measures, cleaning of bathrooms, etc. Lessee shall cooperate with the other users in reaching amicable arrangements concerning such matters. District agrees to serve as facilitator in discussions of such matters with the other users where District's assistance is reasonably requested by Lessee.

     16.2 Lessee shall not permit or suffer anything to be done which will interfere with the rights of another user or annoy another user by unreasonable noise, nuisance, smell, or otherwise which will be noxious or offensive to another user.

                                      14                        January 20, 1997

17.  TAX AND FEES
     ------------

     Lessee shall pay any and all personal property taxes including any nonuse fees that may be assessed against District by the State of California, possessory interest fees or other assessments and charges required as a result of Lessee's operation or use of the Premises.

18.  DISTRICT'S RIGHTS
     -----------------

     18.1 If Lessee fails to pay when due amounts payable under this Lease or to perform any of Lessee's other obligations under this Lease within the time permitted for performance, then District, after ten (10) days' prior written notice to Lessee (or, in case of any emergency, upon such notice or without notice, as may be reasonable under the circumstances) and without waiving any of District's rights under this Lease, may (but will not be required to) pay such amount or perform such obligation.

     18.2 All amounts so paid by District and all costs and expenses incurred by District in connection with the performance of any such obligations (together with interest at the discount rate of the Federal Reserve Bank of San Francisco plus 1% per annum from the date of District's payment of such amount or incurring of each such cost or expense until the date of full repayment by Lessee) will be payable by Lessee to District on demand, In the proof of any damages which District may claim against Lessee arising out of Lessee's failure to maintain insurance, District will not be limited to the amount of the unpaid insurance premium but rather District will also be entitled to recover as damages for such breach, the amount of any uninsured loss (to the extent of any deficiency in the insurance required by the provisions of this Lease), damages, costs and expenses of suit, including attorney's fees, arising out of damage to, or destruction of, the Premises occurring during any period for which Lessee has failed to provide such insurance.

19.  DEFAULT
     -------

     19.1  The following occurrences are "events of default":
     a. Lessee fails to pay rent, and such default continues for three (3) days after notice from District;

                                      15                        January 20, 1997

     b.    Lessee vacates or abandons the Premises;
     c. This Lease or the Premises or any part of the Premises are taken upon execution or by other process of law directed against Lessee, or are taken upon or subjected to any attachment by any creditor of Lessee or claimant against Lessee, and such attachment is not discharged within fifteen (15) days after its levy;
     d. Lessee files a petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy laws of the United States or under any insolvency act of any state, or is dissolved, or makes an assignment for the benefit of creditors;
     e. Involuntary proceedings under any such bankruptcy laws or insolvency act for the dissolution of Lessee are instituted against Lessee, or a receiver or trustee is appointed for all or substantially all of Lessee's property, and such proceeding is not dismissed or such receivership or trusteeship is not vacated within sixty (60) days after institution or appointment;
     f. Lessee fails to take possession of the Premises on the commencement date of the term; or
     g. Lessee breaches any of the other agreements, terms, covenants, or conditions which this Lease requires Lessee to perform, and such breach continues for a period of thirty (30) days after notice by District to Lessee, unless Lessee's breach endangers the safety or welfare of others as determined by District, in which case Lessee must cure the breach immediately after notice by District.

     19.2 If any one or more events of default set forth in Paragraph 19,1 occurs, then District nay, at District's election, either:
     a. Continue this Lease in full force and effect and not terminate Lessee's right to possession of the Premises, in which event, District shall have the right to enforce any rights and remedies granted by the Lease or by law against Lessee, including, without limitation, the right to collect when due rent and other sums payable hereunder, provided that after the occurrence of the act of default and for so long as District does not terminate Lessee's right to possession of the Premises, Lessee shall have the right to assign or sublet this Lease upon the written consent of District. in no event shall District's acts of maintenance or preservation of the Premises, efforts to relet, or obtaining the appointment of a receiver to protect the interest of District under the Lease be deemed to constitute termination; or
     b. Give Lessee written notice of District's intention to terminate this Lease on the date of such notice or on any

                                      16                        January 20, 1997
     later date specified in such notice, and, on the date specified in such notice, Lessee's right to possession of the Premises will cease and the Lease will he terminated. If this Lease is terminated by written notice, or by operation of law, District may recover from Lessee, the following: (b1) The worth at the time of award of the unpaid rent and other sums due hereunder which had been earned at the time of termination of this Lease; plus, (b2) The worth at the time of the award of the amount of the rent and other sums which would have been due hereunder had the Lease not been terminated, from the date of termination to the date of the award, less the sum of such rent and other sums which Lessee proves reasonably could have been avoided; plus, (b3) The worth at the time of award of the amount by which the unpaid rent and other sums due hereunder for the balance of the term of this Lease after the time of award exceeds the amount of the rent loss that Lessee proves could be reasonably avoided; plus, (b4) Any other amount, including attorney's fees and court costs, necessary to compensate District for all the detriment proximately caused by Lessees failure to perform Lessee"s obligations under this Lease or which in the ordinary course of things would be likely to result from such failure. The "worth at the time of award" of the amount referred to in subparagraphs 19.2 (b1) and
     19.2 (b2) above is computed by allowing interest at the rate of ten percent (10%) per annum from the date such unpaid rent becomes due. The "worth at the time of award" of the amount referred to in subparagraph 19.2 (b3) above is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%) per annum, if this Lease is terminated, District may re-enter the Premises, remove Lessee's property therefrom to any place of storage or any dumping ground at Lessee's risk and expense, eject all persons from the Premises, and recover damages from Lessee as hereinafter provided, Any such re-entry shall be permitted by Lessee without hindrance, and District shall not be liable thereby in damages for such re-entry or be guilty of trespass or forcible entry. Such termination shall cancel all Lessee's options, if any.

20.  DAMAGE AND DESTRUCTION OF PREMISES
     ----------------------------------

     20.1 a. If the Premises or the building are damaged by fire or other insured casualty, District will give Lessee notice of the time which will be needed to repair such damage as determined by District in its sole discretion, and the election (if any) which District has made according to this paragraph. Such notice will

                                      17                        January 20, 1997
           be given before the thirtieth (30th) day (the "notice date") after the fire or other insured casualty.
           b. If the Premises or the building is damaged by fire or other insured casualty to an extent which can be repaired within sixty (60) days after the commencement of repair, as determined by District, District will repair the damage within sixty (60) days after the notice date. In that event this Lease will continue in full force and effect except that rent will be abated on a pro-rated basis from the date of the fire or other insured casualty until the date of the completion of such repairs (the "repair period") based on the rentable area of the Premises of whose use Lessee is deprived during the repair period.
           c. If the Premises or the building are damaged by fire or other insured casualty to an extent which cannot be repaired within sixty
           (60) days after the commencement of repair but can be repaired within one hundred twenty (120) days after the commencement of repair, then, at District's option, District will repair such damage within one hundred twenty (120) days after the notice date. In that event rent will be abated on a pro-rated basis during the repair period based on the rentable area of the Premises of whose use Lessee is deprived during the repair period. If District does not elect to repair such damage, this Lease will terminate on the notice date.
           d. If the Premises or the building are damaged by fire or other insured casualty to an extent which cannot be repaired within one hundred twenty (120) days after the commencement of repair, as determined by District, then (a) District may cancel this Lease as of the date of such damage by written notice given to Lessee on or before the notice date, or (b) Lessee may cancel this Lease as of the date of such damage by written notice given to District within ten
           (10) days after District's delivery of a notice that the repairs cannot be made within such one hundred twenty (120) day period.
           e. If neither District nor Lessee so elects to cancel this Lease, District will repair the building and Premises and the rent will be abated on a pro-rated basis during the repair period based on the rentable area of the Premises of whose use Lessee is deprived during the repair period.
           f. The repair will be deemed complete upon notice from District.
           g. District will not be obligated to repair any leasehold improvements made by Lessees

                                      18                        January 20, 1997

     20.2 If the Premises or the building are damaged by any uninsured casualty, District will have the option to repair such damage or cancel this Lease as of the date of such casualty by written notice to Lessee on or before the notice date.

     20.3 If any such damage by fire or other casualty is the result of the willful conduct or negligence or failure to act of Lessee, Lessee's agents, contractors, employees, or invitees, there will be no abatement of rent as otherwise provided for in this paragraph 20.

21.  HOLDING OVER
     ------------

     Any holdover after the expiration of this Lease, with the written consent of District, shall be construed as a month-to-month tenancy at a rental of $3,400.00. per month, otherwise in accordance with the terms hereof, as
      --------
     applicable. Any holdover after the expiration of this Lease, without the written consent of District, shall be construed as a month-to-month tenancy at a rental of $4,500.00 per month, otherwise in accordance with the terms
                     --------
     hereof, as applicable.

22.  SURRENDER OF PREMISES
     ---------------------

     At the end of this Lease, Lessee agrees to surrender the Premises to District in good order and condition, reasonable wear and tear excepted. If Lessee is not then in default, Lessee may remove from the Premises any trade fixtures, equipment, and movable furniture placed in the Premises by Lessee, whether or not such trade fixtures or equipment are fastened to the Premises or the building, Lessee will not remove any trade fixtures or equipment without District's prior written consent it such trade fixtures or equipment are used in the operation of the building or if the removal of such fixtures or equipment will impair the structure of the Premises or the building. Whether or not Lessee is then in default, Lessee will remove such improvements, alterations, additions, trade fixtures, equipment, and furniture as District has requested in accordance with Paragraph 12.4. Lessee will fully repair any damage occasioned by the removal of any improvements, alterations, additions, trade fixtures, equipment, and furniture. All improvements, alterations, additions, trade fixtures, equipment, and furniture not so removed will conclusively be deemed to have been abandoned by Lessee and may be appropriated, sold, stored, destroyed, or otherwise disposed of by District without notice to Lessee or to any other person and without obligation to account for

                                      19                        January 20, 1997
     theme Lessee will pay District all expenses incurred in connection with District's disposition of such property, including without limitation the cost of repairing any damage to the building or Premises caused by removal of such property. Lessee's obligation to observe and perform this covenant will survive the end of this Lease.

23.  SECURITY DEPOSIT
     ----------------

     The security deposit shall secure the performance of the Lessee's obligations hereunder. If the security deposit is not sufficient to take care of necessary repair, Lessee shall be responsible for additional costs required, payable within thirty (30) days of notification by District, or within ninety (90) days of termination, whichever is later. In the event of default in payment of rent, District may use the security deposit and last month's rent to cover all monies owed it, including but not limited to, the non-payment of rents, late payments, fees, utilities, and attorney's fees, Use of such deposits shall not prevent District from instituting legal proceedings for unlawful detainer.

24.  DEPOSIT REFUND
     --------------

     Any balance remaining upon termination shall be returned to Lessee. Lessee shall not have the right to apply the security deposit in payment of rent, The balance of all deposits shall be refunded within thirty (30) days from date possession is delivered to District together with a statement showing any charges made against such deposits by District,

25.  ATTORNEY'S FEES
     ---------------

     in case suit should be brought for recovery of the Premises, or for any sun due hereunder, or because of any act or omission which may arise out of the possession of the Promises, by either party, the prevailing party shall be entitled to all costs incurred in connection with such action, including a reasonable attorney's fee.

26.  SIGNS
     -----

     District consents to the erection of a sign designating California Graduate
                                                             -------------------
     School of Psychology which shall be in accordance with the approved Master
     --------------------
     Sign Program, It is understood and acknowledged by both parties that the Town of Corte Madera is the ultimate authority in the approval or

                                      20                        January 20, 1997
     disapproval of signs. At Lessee's expense, Lessee will purchase, install and maintain the permitted sign and will, at the end of the Lease, remove the sign and repair any damage caused by removal, District may remove all unpermitted signs without notice to Lessee at Lessee's expense.

27.  LOCKS
     -----

     In the event Lessee changes locks used in the Premises, replacement locks shall be of equal or better quality than the looks replaced. Lessee shall provide District copies of all new keys and codes of digital locks and will turn over all existing keys to District at the termination of the Lease.

28.  MAILBOX
     -------

     In the event that Lessee desires a mailbox on the site, Lessee shall be responsible for making all the necessary arrangements with the United States Postal Service.

29.  TOBACCO-FREE
     ------------

     Ample research has demonstrated the health hazards associated with the use of tobacco products, including smoking and the breathing of second-hand smoke. In the best interests of students, staff, and the general public, District prohibits the use of tobacco products at all times on District property and in District vehicles. This prohibition applies to all staff, students, tenants, visitors, and other persons at any school, school grounds, or school-sponsored activity or athletic event. It applies to any activity on any property owned, leased, or rented by or from the District.

30.  SUPERVISION OF STUDENTS
     -----------------------

     30.1 Lessee shall be responsible for supervising and controlling Lessee"s students" behavior in the play area, on the turfed playing field, in crossing the driveway and parking lots. and on the site at all times. Each of Lessee's students shall be under the direct supervision of Lessee at all times student is present on District property.

     30.2  n/a

     30.3 Lessee shall be responsible for the health, safety, and welfare of Lessee's students on the site.

                                      21                        January 20, 1997

31.  SURPLUS SCHOOL EQUIPMENT
     ------------------------

     Lessee shall have the permission of District to use District's surplus school equipment (a current inventory to be kept in the Lessee's file) with the understanding that the surplus equipment is the property of District, and that in the event a piece of equipment is damaged or destroyed by Lessee or Lessee's agents, employees, students, or others participating in Lessee's operation, normal wear and tear excepted, Lessee will pay the repair or replacement cost. District may reclaim its surplus school equipment for its own use with 30 days advance written notice, Lessee shall accept the surplus equipment in its existing condition and state of repair. District shall in no event be liable for any defects in the surplus equipment or for any injuries or damages to Lessee or Lessee's agents, employees, students or other participants in Lessee"s operation that result from use of the surplus equipment.

32.  NOTICES
     -------

     Any notice which either party may or is required to give, shall be in writing and shall be delivered personally or by mailing by registered or certified mail to Lessee at the Premises or District at the address shown in Paragraph 2.4, or at such other place as may be designated by the parties from time to time. Notice sent by registered or certified mail in accordance with this paragraph shall be deemed delivered seventy-two (72) hours from the time of mailing.

33.  HEIRS, ASSIGNS, SUCCESSORS
     --------------------------

     This Lease is binding upon and inures to the benefit of heirs, assigns, and successors in interest to the parties,

34.  TIME
     ----

     Time is of the essence of this Lease.

35.  WAIVER
     ------

     No failure of District to enforce any term hereof shall be deemed to be a waiver.

                                      22                        January 20, 1997

36.  HEADINGS
     --------

     The headings or titles to the paragraphs of this Lease are not part of this Lease and shall have no effect upon its construction or interpretation.

37.  PROVISIONS
     ----------

     The provisions of this Lease Agreement are declared to be severable, and if any provision herein is invalidated by any court, the remaining provisions shall not be affected thereby and shall be fully enforceable, unless such enforcement would be unreasonable or inequitable under all the circumstances or would frustrate the purposes of the Agreement.

38.  AUTHORITY
     ---------

     If Lessee signs this Lease as a corporation, each of the persons executing this Lease on behalf of Lessee warrants to District that Lessee is a duly authorized and existing corporation. that Lessee is qualified to do business in the state of California, that Lessee has full right and authority to enter into this Lease, and that each and every person signing on behalf of Lessee is authorized to do so. Upon District's request, Lessee will provide evidence satisfactory to District confirming these representations.

39.  GOVERNING LAW
     -------------

     This Lease Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California.

40.  COUNTERPARTS
     ------------

     This Lease Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

ENTIRE AGREEMENT
----------------

     This Lease Agreement constitutes the entire agreement of the parties in respect to the subject matter hereof, and there are no oral agreements between the parties. No changes in this Lease Agreement shall be made except in writing and signed by both the District and the Lessee.

                                      23                        January 20, 1997

APPROVED AND ADOPTED this 23rd day of January, 1997, by the Reed Union School District Board of Trustees by following vote:

Ayes:
Nays:
Absent:

REED UNION SCHOOL DISTRICT:

   /s/ Sheila Puckett
----------------------------------------------
By:  Sheila Puckett
Secretary Board of Trustees

DATE:       1/23/97
     -----------------------------------------



LESSEE:

   /s/ Neil S. Kobrin
----------------------------------------------
By:  Neil S. Kobrin, Ph.D., President
For: California Graduate School of Psychology
     50 El Camino Drive
     Corte Madera, CA 94925-2057

DATE:       1/21/97
     -----------------------------------------

                                      24                        January 20, 1997